UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/19/2008

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  -

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2008, The Pep Boys - Manny, Moe & Jack (the "Company") amended certain compensatory plans, contracts and arrangements as to which certain of the Company's associates (including the Company's principal executive officer, principal financial officer and other named executive officers) participate or are a party in order to implement changes required pursuant to and consistent with section 409A of the Internal Revenue Code.   Those plans, contracts and arrangements included (i) the Executive Supplemental Retirement Plan (which was separated into the Legacy Plan and the Account Plan), (ii) the Deferred Compensation Plan, (iii) Non-Competition Agreements and (iv) Employment Agreements (now Change of Control Agreements).

In connection with the separation of the Executive Supplemental Retirement Plan into the Legacy Plan and the Account Plan, the Legacy Plan was also amended to provide for all amounts payable thereunder for periods on and after January 1, 2009 to be paid to Legacy Plan participants in a single lump sum payment in January 2009. Thereafter, no other benefits will accrue or become payable under the Legacy Plan.

Joseph A. Cirelli, SVP - Corporate Development, is the only named officer that participates under the Legacy Plan. Accordingly, in January 2009, Mr. Cirelli will receive the present value (as of December 31, 2008) of his accumulated benefit under the Legacy Plan.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1* Legacy Plan, effective January 1, 2009

10.2* Account Plan, effective January 1, 2009

10.3* Deferred Compensation Plan, effective January 1, 2009

10.4* Form of Non-Competition Agreement

10.5* Form of Change of Control Agreement

*Management contract or compensatory plan or arrangement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: December 23, 2008	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
VP - General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Legacy Plan, effective January 1, 2009
EX-10.2	Account Plan, effective January 1, 2009
EX-10.3	Deferred Compensation Plan, effective January 1, 2009
EX-10.4	Form of Non-Competition Agreement
EX-10.5	Form of Change of Control Agreement